Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ronald C. Edmonds, Charles J. Kalil and Howard I. Ungerleider, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-3 and any or all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Act of 1933 of an unspecified amount of securities of The Dow Chemical Company pursuant to a Well-Known Seasoned Issuer (WKSI) Shelf Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE	TITLE	DATE

/S/ A. BANGA A. Banga	Director	October 13, 2016

/S/ J.K. BARTON J.K. Barton	Director	October 13, 2016

/S/ J.A. BELL J.A. Bell	Director	October 13, 2016

/S/ R.K. DAVIS R.K. Davis	Director	October 13, 2016

/S/ R.C. EDMONDS R.C. Edmonds	Vice President and Controller (Principal Accounting Officer)	October 13, 2016

/S/ J.M. FETTIG J. M. Fettig	Lead Director	October 13, 2016

/S/ A.N. LIVERIS A.N. Liveris	Director, Chairman and Chief Executive Officer	October 13, 2016

/S/ M. LOUGHRIDGE M. Loughridge	Director	October 13, 2016

/S/ R.J. MILCHOVICH R.J. Milchovich	Director	October 13, 2016

/S/ R.S. MILLER R.S. Miller	Director	October 13, 2016

/S/ P. POLMAN P. Polman	Director	October 13, 2016

/S/ D.H. REILLEY D.H. Reilley	Director	October 13, 2016

/S/ J.M. RINGLER J.M. Ringler	Director	October 13, 2016

SIGNATURE	TITLE	DATE

/S/ R.G. SHAW R.G. Shaw	Director	October 13, 2016

/S/ H.I. UNGERLEIDER H.I. Ungerleider	Vice Chairman and Chief Financial Officer	October 13, 2016